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                                                                  EXHIBIT 5.1(b)





                          [Brown & Wood LLP Letterhead]


                                                 April 12, 2001





DTE Energy Company
2000 2nd Avenue
Detroit, MI 48226-1279


Ladies and Gentlemen:

         We have acted as special counsel as to the laws of the State of New York in connection with the filing by DTE Energy Company (the "Company") of a Registration Statement on Form S-3 (the "Registration Statement") relating to $1,700,000,000 aggregate initial public offering price of its debt securities (the "Debt Securities"). The Debt Securities are to be issued pursuant to an Amended and Restated Indenture dated as of April 9, 2001, as amended, supplemented or modified from time to time, between the Company and The Bank of New York, as trustee (the "Indenture").

         We have examined such documents and records and made such investigation as we deemed appropriate or necessary, including examining the Registration Statement and the Indenture.

         Based upon the foregoing, subject to the limitations set forth herein and having regard for such legal considerations as we deem relevant, we are of the opinion that when the Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture and, if applicable, a supplemental indenture thereto, and issued and sold as contemplated in the Registration Statement, the Debt Securities will constitute legal, valid and binding obligations of the Company subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws of general application relating to or affecting the enforcement of creditors' rights, (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, whether considered in a proceeding in equity or at law.

         This opinion is confined to and is given on the basis of the laws of the State of New York as they exist on the date hereof. In giving this opinion, we have, with your permission, relied as to matters of Michigan law upon the opinion of Thomas A. Hughes, Associate General Counsel of the Company.



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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                                                 Very truly yours,

                                                 /s/ Brown & Wood LLP

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